As filed with the Securities and Exchange Commission on November 4, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	54-1972729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4851 Lake Brook Drive

Glen Allen, Virginia 23060

(Address of principal executive offices including Zip Code)

INSMED INCORPORATED

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Michael Duncan

Principal Financial Officer

INSMED INCORPORATED

4851 Lake Brook Drive

Glen Allen, Virginia 23060

(Name and address of agent for service)

(804) 565-3000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Amended and Restated 2000 Stock Incentive Plan (Common Stock (par value $.01)	3,000,000	$1.18	$3,540,000	$416.66
Employee Stock Purchase Plan Common Stock (par value $.01)	250,000	$1.18	$295,000	$34.72

(1)	Pursuant to Section 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2000 Stock Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Insmed Incorporated.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Insmed Incorporated as reported on the Nasdaq National Market on November 3, 2005.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2. Registration Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Insmed Incorporated (the “Registrant”) hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

a.	The Registrant’s Current Reports on Form 8-K for events occurring since the end of the fiscal year ended December 31, 2004, as filed with the SEC on January 3, 2005; February 22, 2005; March 11, 2005; March 16, 2005; April 14, 2005; April 19, 2005, May 11, 2005, May 17, 2005, May 26, 2005; June 10, 2005; August 9, 2005; August 16, 2005; September 15, 2005, September 28, 2005; September 29, 2005 and October 5, 2005 respectively;

b.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended, as filed with the SEC on June 10, 2005;

c.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2005, as filed with the SEC on May 10, 2005; and June 30, 2005, as filed with the SEC on August 9, 2005;

d.	The Registrant’s Registration Statement No. 00-30739 on Form 8-A/A filed with the SEC on March 17, 2005, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in which there is described Amendment No. 1 to Rights Agreement, dated March 15, 2005, by and between Insmed Incorporated and Wachovia Bank, N.A. (f/k/a First Union National Bank) as Rights Agent.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

The Virginia Stock Corporation Act permits, and the Company’s Articles of Incorporation require, indemnification of the Company’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the Company’s Articles of Incorporation provide that in any proceeding

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brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Articles of Incorporation, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated herein by reference.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s registration statement No. 000-30739 on Form 8-A/A which is incorporated herein by reference pursuant to Item 3(d) of this registration statement.

4.3	Article VI of the Articles of Incorporation of the Registrant (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-30098) on February 11, 2000).

4.4	Rights Agreement, dated as of May 16, 2001, between the Registrant and First Union National Bank, as Rights Agent (which includes as (i) Exhibit A the form of Articles of Amendment to the Registrant’s Articles of Incorporation, as amended, (ii) Exhibit B the form of Rights Certificate, and (iii) Exhibit C the Summary of the Rights to Purchase Preferred Stock) (previously filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 2001).

4.5	Form of Rights Certificate (previously filed as Exhibit B to the Rights Agreement, dated as of May 16, 2001, between the Registrant and First Union National Bank, as Rights Agent, filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 2001).

4.10	Amendment No. 1 to Rights Agreement, dated as of March 15, 2005, by and between the Registrant and Wachovia Bank, N.A. (f/k/a First Union National Bank) as Rights Agent (previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed March 16, 2005 with the Securities and Exchange Commission).

5.1	Opinion and Consent of Woods Rogers PLC.

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young, LLP.

24	Power of Attorney (including on the signature page of this registration statement).

Item 9. Undertakings

a.	The undersigned Registrant hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

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2.	that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Amended and Restated 2000 Stock Incentive Plan and the Employee Stock Purchase Plan.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia on this 4th day of November 2005.

INSMED INCORPORATED

By:	/s/ Michael S. Duncan
Michael S. Duncan, Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Insmed Incorporated, a Virginia corporation, do hereby constitute and appoint Geoffrey Allan, Ph.D. and Michael Duncan, and either of them, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Geoffrey Allan	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 4, 2005
Geoffrey Allan, Ph.D.

/s/ Michael S. Duncan	Principal Financial and Accounting Officer	November 4, 2005
Michael S. Duncan

/s/ Kenneth G. Condon	Director	November 4, 2005
Kenneth G. Condon

/s/ Graham K. Crooke	Director	November 4, 2005
Graham K. Crooke, MB.BS

/s/ Steinar J. Engelsen	Director	November 4, 2005
Steinar J. Engelsen, M.D.

/s/ Melvin Sharoky	Director	November 4, 2005
Melvin Sharoky, M.D.

/s/ Randall W. Whitcomb	Director	November 4, 2005
Randall W. Whitcomb, M.D.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s registration statement No. 000-30739 on Form 8-A/A which is incorporated herein by reference pursuant to Item 3(d) of this registration statement.

4.3	Article VI of the Articles of Incorporation of the Registrant (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-30098) on February 11, 2000).

4.4	Rights Agreement, dated as of May 16, 2001, between the Registrant and First Union National Bank, as Rights Agent (which includes as (i) Exhibit A the form of Articles of Amendment to the Registrant’s Articles of Incorporation, as amended, (ii) Exhibit B the form of Rights Certificate, and (iii) Exhibit C the Summary of the Rights to Purchase Preferred Stock) (previously filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 2001).

4.5	Form of Rights Certificate (previously filed as Exhibit B to the Rights Agreement, dated as of May 16, 2001, between the Registrant and First Union National Bank, as Rights Agent, filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 2001).

4.10	Amendment No. 1 to Rights Agreement, dated as of March 15, 2005, by and between the Registrant and Wachovia Bank, N.A. (f/k/a First Union National Bank) as Rights Agent (previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed March 16, 2005 with the Securities and Exchange Commission).

5.1	Opinion and Consent of Woods Rogers PLC.

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young, LLP.

24	Power of Attorney (including on the signature page of this registration statement).